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                                                                   Exhibit 10.10

                            ASSET PURCHASE AGREEMENT

                                  by and among

                                INTRINSIX CORP.,

                              PRISM ACOUSTICS, INC.
                        (d/b/a The VHDL Technology Group)

                                       and

                              WILLIAM D. BILLOWITCH

                                   dated as of

                                  May 18, 1998
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                                TABLE OF CONTENTS
                                                                     Page
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Schedules to be provided by the Seller

  1.1(a)(ii)     -   Contract Rights
  1.1(a)(iii)    -   Fixed Assets
  1.4            -   Assumed Liabilities
  1.5            -   Allocation of the Base Purchase Price
  2.3            -   Third Party Consents
  2.4            -   Encumbrances
  2.6            -   Inventory
  2.7            -   Fixed Assets
  2.10           -   Contracts and Commitments
  2.11           -   Permits
  2.12           -   Intellectual Property
  2.14           -   Regulatory Approvals

Schedules to be provided by the Buyer

  4.3            -   Third Party Consents
  4.5(i)         -   Capitalization
  4.5(ii)        -   Commitments to Issue Securities

Exhibits

A - Instrument of Assumption of Liabilities
B - Bill of Sale
C - Employment Agreement
D - Trademark Assignment


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                            ASSET PURCHASE AGREEMENT

      Agreement made as of the 18th day of May, 1998 by and among Intrinsix Corp., a Massachusetts corporation (the "Buyer"), Prism Acoustics, Inc. (d/b/a The VHDL Technology Group), a Delaware corporation (the "Seller") and William D. Billowitch, the sole stockholder of the Seller (the "Stockholder"). The Buyer, Seller and Stockholder are referred to collectively herein as the "Parties."

                              Preliminary Statement

      The Buyer desires to purchase, and the Seller desires to sell, substantially all of the assets and business of the Seller, for the consideration set forth below and the assumption of certain of the Seller's liabilities set forth below, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

      1. Sale and Delivery of the Assets

            1.1 Delivery of the Assets.

                  (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, the following properties, assets and other claims, rights and interests:

                        (i) all OEM and software product inventory of the Seller, including without limitation all such inventories of the Seller's software product formerly known as Sledgehammer 6 and all other raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items (collectively, the "Inventory");

                        (ii) all rights of the Seller under the contracts, agreements, licenses and other instruments set forth on Schedule 1.1(a)(ii) attached hereto (collectively, the "Contract Rights");


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                        (iii) all of the machinery, equipment, tools, fixtures,
furniture, leasehold improvements and similar items of the Seller set forth on
Schedule 1.1(a)(iii) attached hereto (collectively, the "Fixed Assets");

                        (iv) all of the Seller's right, title and interest in and to all intellectual and intangible property rights, including but not limited to (i) inventions, discoveries, trade secrets, processes, formulas, know-how, (ii) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (iii) trademarks (other than "Sledgehammer" and "VitalGen" and any derivations thereof, which shall not be considered Intellectual Property or Assets for purposes of this Agreement), service marks, trade dress, trade names (and derivations thereof) and registrations and applications for registration thereof, (iv) copyrights and registrations and applications for registration thereof, (v) mask works and registrations and applications for registration thereof, (vi) computer software (including source and object code) data and documentation, (vii) trade secrets, procedural, training and product manuals and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business, marketing plans and customer, client and supplier lists and information, (viii) all license, OEM and other agreements to which the Seller is a party (as licensor or licensee) or by which the Seller is bound relating to any of the Intellectual Property (as defined below), (ix) the Seller's Internet domain name "vhdl.com", (x) other proprietary rights relating to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (xi) copies and tangible embodiments thereof, together with any developments or enhancements thereof (collectively, the "Intellectual Property");

                        (v) all outstanding contracts, purchase orders and purchase and other commitments for (a) the purchase of raw materials, work in progress, finished goods, commodities, supplies, products or other personal property of the Seller and (b) the receipt of services from the Seller (collectively, the "Purchase Orders");

                        (vi) all claims, causes of action, chooses in action, rights or recovery, right of set-off and rights of recoupment relating or applicable to the Assets (as defined below), other than the Assets described in this Subsection 1.1(a)(vi) (collectively the "Claims");


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                        (vii) all rights of the Seller under express or implied
warranties applicable to the Assets (as defined below) from suppliers of the Seller, other than the Assets described in this Subsection 1.1(a)(vii) (collectively, the "Warranties"); and

                        (viii) all other assets, properties, claims, rights and interests of the Seller, relating to any of the Assets (as defined below), which exist on the Closing Date, of every kind, nature and description, whether tangible, intangible, real, personal or mixed.

                  (b) The Inventory, Contract Rights, Fixed Assets, Intellectual Property, Purchase Orders, Claims, Warranties and other properties, assets and business of the Seller described in paragraph (a) above shall be referred to collectively as the "Assets."

            1.2 Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Seller and Stockholder promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

            1.3 Base Purchase Price.

                  (a)   The purchase price for the Assets shall consist of:

                        (i) Seventy-Nine Thousand, Three Hundred and Fifty Dollars ($79,350) in cash, payable by the Buyer at the Closing by cashiers or certified check or by wire transfer of immediately available funds to an account designated by the Seller (the "Cash Purchase Price"); and

                        (ii) Twenty Thousand (20,000) shares of Common Stock, no par value per share, of the Buyer (the "Shares"), payable by delivery by the Buyer at the Closing of a certificate or certificates representing the Shares issued in the name of the Seller.

The Cash Purchase Price and the Shares shall be referred to collectively as (the "Base Purchase Price").


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            1.4 Assumption of Liabilities; Etc.

                  (a) At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") substantially in the form attached hereto as Exhibit A, pursuant to which it shall assume and agree to perform, pay and discharge the obligations of the Seller continuing after the Closing set forth on Schedule 1.4 attached hereto (the "Assumed Liabilities").

                  (b) The Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, any and all obligations, liabilities and commitments, whether fixed, contingent or of any other nature or type whatsoever, of the Seller other than the Assumed Liabilities (the "Retained Liabilities").

            1.5 Allocation of Base Purchase Price and Assumed Liabilities. The aggregate amount of the Base Purchase Price and the Assumed Liabilities shall be allocated among the Assets as set forth on Schedule 1.5 attached hereto.

            1.6 The Closing.

                  (a) The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 10:00 a.m., Boston time, on May 18, 1998 or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date"). Any Party to this Agreement, including such Party's representatives, may participate in the Closing telephonically. The Closing shall be deemed to have occurred at 11:59 p.m., Boston time, on the Closing Date.

                  (b) At the Closing:

                        (i) the Seller and Stockholder shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6;

                        (ii) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in Section 7;


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                        (iii) the Seller and Stockholder shall execute and
deliver to the Buyer a Bill of Sale in the form attached hereto as Exhibit B (the "Bill of Sale") and such other instruments of conveyance (e.g., trademark assignments, patent assignments and copyrights and other intellectual property license, including without limitation the form of Trademark Assignment attached hereto as Exhibit D) as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Assets;

                        (iv) the Buyer shall execute and deliver to the Seller and Stockholder and the Seller and Stockholder shall acknowledge an Instrument of Assumption in the form attached hereto as Exhibit A;

                        (v) the Buyer and Stockholder shall execute and deliver an employment agreement in the form attached hereto as Exhibit C (the "Employment Agreement");

                        (vi) the Buyer shall pay to the Seller the Cash Purchase Price and deliver a certificate or certificates representing the Shares issued in the name of the Seller as specified in Section 1.3;

                        (vii) the Seller shall deliver to the Buyer, or otherwise cause the Buyer to take possession and control of, all of the Assets of a tangible nature; and

                        (viii) the Buyer and the Seller shall execute and deliver to each other Party a cross-receipt evidencing the transactions referred to above.

      2. Representations of the Seller and Stockholder

Except as disclosed in the attached schedules, which refer specifically to the representations and warranties in this Agreement and which identify by Section number the Section and Subsection to which such disclosure relates and are delivered by the Seller and Stockholder to the Buyer prior to or simultaneously with the execution of this Agreement (the "Seller Disclosure Schedule"), and whether or not the Seller Disclosure Schedule is referred to in a specific Section or Subsection herein, Seller and Stockholder, jointly and severally, represent and warrant to the Buyer as follows:

            2.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power


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and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and all other agreements and instruments of conveyance and contemplated hereby, including without limitation the Bill of Sale, Instrument of Assumption and Trademark Assignment, and to consummate the transactions contemplated hereby and thereby. The Seller is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Certificates of Incorporation and Bylaws of the Seller, as amended to date, have been previously or will be on the Closing Date delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. The Seller does not have any subsidiaries and does not own any capital stock of or other equity interest in any corporation, partnership or other entity.

            2.2 Capitalization of the Seller. The Seller's authorized capital stock consists of 1,000,000 shares of Common Stock, $.01 par value, of which 55,000 shares are issued and outstanding and held of record and beneficially by the Stockholder. All of such shares have been duly and validly issued, are fully paid and nonassessable and held of record by the Stockholder. No subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Seller is authorized or outstanding and the Seller has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right.

            2.3 Authorization. The execution and delivery of this Agreement by the Seller, and the agreements provided for herein, and the consummation by the Seller of all transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby, to which each of the Seller and the Stockholder is a party constitute the valid and legally binding obligations of each of the Seller and Stockholder, enforceable against each of the Seller and Stockholder in accordance with their respective terms. The execution, delivery and performance by each of the Seller and Stockholder of this Agreement and the other agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both,
(a) violate the provisions of any law, rule or regulation applicable to the Seller or Stockholder; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or


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cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Seller or Stockholder is a party or by which the Seller or Stockholder or any of the Seller's properties is or may be bound. Schedule 2.3 of the Seller Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Seller and Stockholder of the transactions contemplated by this Agreement and the other agreements provided for herein.

            2.4 Ownership of the Assets. Schedule 2.4 of the Seller Disclosure Schedule sets forth a true, correct and complete list of all claims, liabilities, liens, security interests, mortgages, restrictions, prior assignments, pledges, charges, encumbrances and equities of any kind or nature whatsoever affecting the Assets (collectively, the "Encumbrances"). The Seller is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer good, clear, record and marketable title to the Assets, free and clear of all Encumbrances of any kind. The delivery to the Buyer of all instruments of transfer of ownership contemplated by this Agreement, including without limitation the Bill of Sale, will vest good and marketable title to the Assets in the Buyer, free and clear of all liens, mortgages, pledges, lines of credit, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever.

            2.5 Litigation. Each of the Seller and Stockholder is not a party to, or to each of the Seller's and Stockholder's knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or in any way affecting the Assets. Neither the Seller nor Stockholder is in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority relating to or affecting the Assets.

            2.6 Inventory. Schedule 2.6 of the Seller Disclosure Schedule sets forth a true, correct and complete list of the Inventory as of the date hereof, including a description and the book value thereof. Such Inventory consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Seller. The value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value, and the values at which such Inventory is


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carried reflect the normal inventory valuation policy of the Seller of stating the Inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

            2.7 Fixed Assets. Schedule 2.7 of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Fixed Assets as of the date hereof, including a description and the book value thereof. All of the Fixed Assets are in good operating condition and repair, normal wear and tear excepted, are currently used by the Seller in the ordinary course of business and in the production of products of the Seller and normal maintenance has been consistently performed with respect to such Fixed Assets.

            2.8 Change in Assets. Neither the Seller nor the Stockholder has knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on any of the Assets.

            2.9 Tax Matters. The Seller has filed all federal, state and local tax returns which are required to be filed and has paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due. The Seller is current in the payment of all income, franchise, real estate, sales, use and withholding taxes and other employee benefits, taxes or imposts. No deficiencies have been asserted or assessed as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency or audit has been proposed or threatened.

            2.10 Contracts and Commitments.

                  (a) Schedule 2.10 of the Seller Disclosure Schedule contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral, which are included in or relate in any way to any of the Assets being conveyed to the Buyer pursuant to this Agreement (such contracts and agreements, together with all contracts, agreements and commitments concerning confidentiality or non-competition, collectively referred to herein as the "Contracts"):

                        (i) all loan agreements, indentures, mortgages and guaranties to which the Seller is a party or by which the Seller or any of its property is bound;

                        (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Seller is a party or by which the Seller or any of its property is bound;


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                        (iii) all contracts, agreements, commitments, purchase
orders or other understandings or arrangements to which the Seller is a party or by which the Seller or any of its property is bound which (A) involve payments or receipts by the Seller of more than $5,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or
(B) which may materially adversely affect the condition (financial or otherwise) of any of the Assets;

                        (iv) all agency, marketing, distributor, reseller, sales representative, OEM, license and similar agreements to which the Seller is a party;

                        (v) all contracts, agreements or other understandings or arrangements between the Seller any stockholder, officer, director, employee, consultant or affiliate of the Seller;

                        (vi) all leases and subleases, whether operating, capital or otherwise, under which the Seller is lessor or lessee;

                        (vii) all contracts and other arrangements under which the consequences of a default or termination could have a material adverse effect on any of the Assets;

                        (viii) all contracts, agreements and commitments concerning confidentiality or non-competition entered into by the Seller not in the ordinary course of its business;

                        (ix) all partnership, collaboration and joint venture agreements to which the Seller is a party or by which the Seller or any of its properties is bound; and

                        (x) any other Contract Right, material agreement or contract entered into by the Seller.

                  (b) With respect to the Contracts:

                        (i) each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Seller does not have


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any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                        (ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Seller on its part prior to the date hereof and the Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed by the Seller after the date hereof;

                        (iii) the Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                        (iv) to the knowledge of the Seller, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                        (v) the Seller is not restricted by any Contract from carrying on the portion of its business relating to the Assets anywhere in the world; and

                        (vi) the Seller has no written or oral Contracts to sell products or perform services which are expected to be performed at, or to result in, a loss.

                  (c) The continuation, validity and effectiveness of each Contract will not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without the consent of any other party.

                  (d) True, correct and complete copies of all Contracts have previously been delivered by the Seller to the Buyer provided, however, that with respect to contracts, agreements and commitments concerning confidentiality, or non-competition, only the agreements set forth in Section 2.10(a)(viii) have previously been delivered to the Buyer.

            2.11 Compliance with Agreements and Laws. The Seller has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct the portion of its business relating to the


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Assets and to own and operate the Assets (collectively, the "Permits"). Schedule
2.11 of the Disclosure Schedule sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by the Seller to the Buyer. Neither the Seller nor the Stockholder is in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to the Assets, the violation of which could have a material adverse effect on the Assets or Seller's ability to convey good and marketable title to the Assets to the Buyer hereunder. The portion of the Seller's business relating to the Assets and the ownership or use by the Seller of the Assets do not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste (as defined in the Resource Conservation and Recovery Act, as amended, and the regulations adopted pursuant thereto), conservation, or corrupt practices, the enforcement of which would have a material and adverse effect on the portion of the Seller's business relating to the Assets or the Assets. The Seller has not since January 1, 1993 received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

            2.12  Intellectual Property.

                  (a) The Seller is the sole and exclusive owner of, or has the unrestricted right to use without further payment, all Intellectual Property and all designs, permits, labels and packages used on or in connection therewith, used in the operations of its business or necessary for the operation of its business as presently conducted or proposed to be conducted. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 6 hereof, each such item of Intellectual Property will be owned or available for use by the Buyer on identical terms and conditions immediately following the Closing. The Intellectual Property owned or used by the Seller and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the business of the Seller as currently conducted by the Seller. The Seller has taken all reasonable measures necessary to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the knowledge of the Seller, no other person or entity has any rights to any of the Intellectual Property (except, in the case of off-the-shelf software programs licensed by the Seller pursuant to "shrink wrap" licenses, for the licensors of such off-the-shelf software programs), and, to the


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knowledge of the Seller, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property.

                  (b) Neither the business of the Seller, as conducted through the date of this Agreement, nor the Intellectual Property has infringed or violated, or constituted a misappropriation of, and does not now infringe or violate, or constitute a misappropriation of, any intellectual property rights of any other person or entity. The Seller has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

                  (c) Schedule 2.12 of the Seller Disclosure Schedule identifies
(i) all patents, copyright registrations, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, which are included in the Intellectual Property and owned by or on behalf of, or used by the Seller, (ii) all hardware products and tools, software products and tools, and services that are currently published, offered, or under development by Seller, and (iii) all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller or any other person is authorized to use the Intellectual Property or exercise any other rights with regard thereto. The Seller has delivered to the Buyer true, correct and complete copies of all such Intellectual Property listed in clauses (i) through (iii) above (as amended to date) and has made available to the Buyer true, correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. With respect to each such item of Intellectual Property that the Seller owns:

                        (i) the Seller possesses all right, title and interest in and to such item;

                        (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                        (iii) except in connection with the sale of products in the ordinary course of business, the Seller has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

                  (d) Schedule 2.12 of the Seller Disclosure Schedule identifies each item of Intellectual Property used at any time during the five-year period prior to the Closing Date that is owned by a party other than the Seller (other than off-the-shelf software programs licensed by the Seller pursuant to "shrink wrap" licenses). The Seller has supplied the Buyer


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with true, correct and complete copies of all licenses, sublicenses or other agreements (each as amended to date) pursuant to which the Seller uses such Intellectual Property (other than "shrink wrap" licenses pursuant to which the Seller licenses off-the-shelf software programs), all of which are listed on
Schedule 2.12 of the Seller Disclosure Schedule. With respect to each such item of Intellectual Property:

                        (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect;

                        (ii) such license, sublicense or other agreement is assignable by the Seller to the Buyer without the consent or approval of any party and such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect without acceleration immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws which affect creditor's rights generally;

                        (iii) with regard to such license, sublicense or other agreement, the Seller is not, and, to the Seller's knowledge, no other party is, in breach or default, and no event involving the Seller, and, to the knowledge of the Seller, no event involving any other party, has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                        (iv) to the Seller's knowledge, the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                        (v) except in connection with the sale of products in the ordinary course of business, the Seller has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item.

                  (e) The Intellectual Property conveyed hereby includes all intellectual property owned by the Seller or its affiliates relating to or used in connection with the Seller's business (other than the trademarks "Sledgehammer" and "VitalGen" and any derivations thereof).

                  (f) Seller has obtained written agreements from all employees and third parties with whom Seller has shared confidential proprietary information (i) of Seller or (ii) received from others which Seller is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. The Seller has delivered copies of all such written agreements, as executed, to Buyer.

            2.13 Acquired Assets Complete. The Assets are, when utilized by a labor force substantially similar to that employed by the Seller on the date hereof, adequate to conduct the business operations currently conducted by the Seller with the Assets.

            2.14 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Seller or Stockholder and which are necessary for the execution and delivery by the Seller and Stockholder of this Agreement and the documents and agreements to be executed and delivered by the Seller and Stockholder in connection herewith, are set forth on Schedule 2.14 of the Seller Disclosure Schedule and have been, or will be prior to the Closing Date, obtained and satisfied.

            2.15 Real Property. The Seller does not own any real property.

            2.16 Investment. With the exception of the intended distribution of the Shares by the Seller to the Stockholder immediately following the Closing, the seller is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement, the agreements, documents and transactions provided for herein, Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

            2.17 Experience. Seller has carefully reviewed the representations concerning the Buyer contained in this Agreement and has made detailed inquiry concerning the Buyer, its business and its personnel; the officers of the Buyer have made available to Seller any and all written information which it has requested and have answered to Seller's satisfaction all inquiries made by Seller; and Seller has sufficient knowledge and experience in investing in companies similar to the Buyer so as to be able to evaluate the risks and merits of its investment in the Buyer and is able financially to bear the risks thereof.

            2.18 Authority. Seller has full power and authority to execute, deliver and perform this Agreement and the Agreements and documents provided for herein and to consummate the transactions contemplated hereby and thereby, and represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in Buyer.

            2.19 Legend. The Seller and Stockholder hereby agree that all certificates representing the Shares (whether issued by the Buyer to the Seller or subsequently distributed by the Seller to the Stockholder) shall bear a legend substantially in the following form:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Buyer is obtained to the effect that such registration is not required."

      3. Representations of the Stockholder. The Stockholder represents and warrants to the Buyer as follows:

            3.1 Authority. Stockholder has full power and authority to execute, deliver and perform this Agreement and the agreements and documents provided for herein and to consummate the transactions contemplated hereby and thereby, including without limitation the Employment Agreement, Bill of Sale, Instrument of Assumption and Trademark Assignment in accordance with their respective terms.

            3.2 Conflicting Agreements. Stockholder is not, as a result of the nature of the business conducted or proposed to be conducted by the Buyer or for any other reason, in violation of (i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation, or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency relating to or affecting the right of Stockholder to be employed by the Buyer on the Closing Date after giving effect to the transactions contemplated hereby. No such relationship, term, judgment, decree, or order will conflict with Stockholder's obligations to use his best efforts to promote the interests of the Buyer on the Closing Date after giving effect to the transactions contemplated hereby, nor will the execution and delivery of this Agreement, nor the carrying on of the Buyer's business as an officer or employee of the Buyer, conflict with any such relationship, term, judgment, decree or order.

            3.3 Investment. Stockholder (who is receiving the Shares in a distribution from the Seller immediately following the Closing) is acquiring or receiving the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement, the agreements, documents and transactions provided for herein, Stockholder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

            3.4 Experience. Stockholder has carefully reviewed the representations concerning the Buyer contained in this Agreement and has made detailed inquiry concerning the Buyer, its business and its personnel; the officers of the Buyer have made available to Stockholder any and all written information which it has requested and have answered to Stockholder's satisfaction all inquiries made by Stockholder; and Stockholder has sufficient knowledge and experience in investing in companies similar to the Buyer so as to be able to evaluate the risks and merits of its investment in the Buyer and is able financially to bear the risks thereof.

            3.5 Ownership of Assets. Stockholder does not own, and has no right, title or interest in or to any of the Assets.

      4. Representations of the Buyer

      The Buyer represents and warrants to the Seller as follows:

            4.1 Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement, the agreements and documents provided for herein and to consummate the transactions contemplated hereby and thereby. Certified copies of the Certificate of Incorporation and the Bylaws of the Buyer, as amended to date, have been previously or will be on the Closing Date delivered to the Seller, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

            4.2 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Buyer, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable.

            4.3 Authorization. The execution and delivery of this Agreement and the agreements provided for herein by the Buyer, and the consummation by the Buyer of all transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and the agreements provided for herein constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound.
Schedule 4.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement and the other agreements provided for herein.

            4.4 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

            4.5 Capitalization of the Buyer. The Buyer's authorized capital stock consists of 2,000,000 shares of Common Stock, no par value per share, of which 1,162,743 shares are issued and outstanding and held of record and beneficially by the stockholders listed on Schedule 4.5(i) attached hereto. There are an aggregate of 400,000 shares of Common Stock reserved for issuance pursuant to the Buyer's Incentive Stock Option Plan (the "Plan") and as of the date hereof there are options outstanding under the Plan to purchase an aggregate of 149,580 shares of Common Stock. Except as otherwise disclosed in this Section 4.5, in the Employment

Agreement or on Schedule 4.5(ii) attached hereto, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Buyer is authorized or outstanding and the Buyer has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right.

      5. Best Efforts to Obtain Satisfaction of Conditions

            The Seller, Stockholder and the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

      6. Conditions to Obligations of the Buyer

            The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

            6.1 Continued Truth of Representations and Warranties of the Seller and Stockholder; Compliance with Covenants and Obligations. The representations and warranties of the Seller and Stockholder contained in Sections 2 and 3 hereof shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. Each of the Seller and Stockholder shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

            6.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Seller to authorize or carry out this Agreement and the transactions contemplated hereby and to convey, assign, transfer and deliver the Assets shall have been taken.

            6.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller or Stockholder of the transactions contemplated by this Agreement and the conveyance, assignment, transfer and delivery of the Assets to the Buyer shall have consented to, authorized, permitted or approved such transactions.

            6.4 Consents of Lenders, Lessors and Other Third Parties. Each of the Seller and Stockholder shall have received all requisite releases, consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for it or him to consummate the transactions contemplated by this Agreement and the agreements provided for herein, including, without limitation, those set forth on Schedule 2.3 attached hereto.

            6.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or the agreements provided for herein or which might affect the right of the Buyer to own or use the Assets after the Closing.

            6.6 Board of Directors and Shareholder Approval. The Board of Directors of the Seller and the Stockholder (in his capacity as the sole stockholder of the Seller) shall have duly authorized the transactions contemplated by this Agreement.

            6.7 The Assets. At the Closing the Buyer shall receive good, clear, record and marketable title to the Assets, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever.

            6.8 Tax Lien Waivers. On or prior to the Closing Date, the Seller shall have obtained and delivered to the Buyer tax lien waivers from all jurisdictions in which Assets are located, and which impose tax liens on the Assets and provide such tax lien waivers.

            6.9 Termination of Security Interests, Etc. On or prior to the Closing Date, the Seller shall have secured the termination of all security interests, lines of credit, financing statements, liens and other encumbrances on any of the Assets, and shall have delivered to the Buyer copies of all Form UCC-3s or other documentation evidencing such termination.

            6.10 Closing Deliveries. The Buyer shall have received at or prior to the Closing each of the following documents:

                  (a) each of the Seller and Stockholder shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in Sections 6.1, 6.3, 6.4, 6.5, 6.7 and 6.8 of this Section 6 (as are applicable to it) is satisfied;

                  (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of the Seller in Delaware;

                  (c) a certificate of the Secretary of the Seller attesting to the incumbency of the Seller's officers, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement and the agreements provided for herein, and the authenticity and continuing validity of the charter documents delivered pursuant to Section 2.1; and

                  (d) such other documents, instruments or certificates as the Buyer may reasonably request.

            6.11 Assignment of Trademarks. The Buyer shall have received from Seller and Stockholder a Trademark Assignment dated as of the Closing Date in the form attached hereto as Exhibit D, duly executed and delivered by the Seller and Stockholder.

            6.12 Bill of Sale. Each of the Seller and Stockholder shall have executed and delivered the Bill of Sale.

            6.13 Instrument of Assumption of Liabilities. Each of the Seller and Stockholder shall have executed and delivered the Instrument of Assumption.

            6.14 Employment Agreement. The Stockholder shall have executed the Employment Agreement.

            6.15 Lease Agreement. The Buyer and Liberty Property Limited Partnership ("Liberty") shall have executed and delivered a lease relating to rental space located at 100 Brodhead Road, Bethlehem, Pennsylvania.

            6.16 Lease Release. The Seller shall have obtained from Liberty an agreement to terminate the Agreement of Lease dated May 31, 1996 between the Seller and Liberty, as amended (the "Seller Lease"), and release the Seller from its obligations thereunder.

      7. Conditions to Obligations of the Seller

The obligations of the Seller and Stockholder under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the discretion of the Seller and
Stockholder:

            7.1 Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Seller and Stockholder. The Buyer shall have performed and complied with all terms, conditions, obligations, agreements and restrictions required by this Agreement and the agreements provided for herein to be performed or complied with by it prior to or at the Closing Date.

            7.2 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement and the transactions contemplated hereby shall have been taken.

            7.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement and the agreements provided for herein shall have consented to, authorized, permitted or approved such transactions.

            7.4 Consents of Lenders, Lessors and Other Third Parties. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement and the agreements provided for herein, including, without limitation, those set forth on Schedule 4.3 attached hereto.

            7.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and the agreements provided for herein or which might affect the right of the Seller to transfer the Assets.

            7.6 Closing Deliveries. The Seller shall have received at or prior to the Closing each of the following documents:

                  (a) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified in Sections 7.1, 7.3, 7.4 and 7.5 of this Section 7 is satisfied;

                  (b) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the legal existence and good standing of the Buyer in Massachusetts;

                  (c) a certificate of the Clerk of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Section 4.1; and

                  (d) such other documents, instruments or certificates as the Seller may reasonably request.

            7.7 Bill of Sale. The Buyer shall have executed and delivered the Bill of Sale.

            7.8 Instrument of Assumption of Liabilities. The Buyer shall have executed and delivered the Instrument of Assumption.

            7.9 Employment Agreement. The Buyer shall have executed the Employment Agreement.

            7.10 Lease Agreement. The Buyer and Liberty shall have executed and delivered a lease relating to rental space located at 100 Brodhead Road, Bethlehem, Pennsylvania.

            7.11 Lease Release. The Seller shall have obtained from Liberty an agreement to terminate the Seller Lease, and release Seller from its obligations thereunder.

      8. Indemnification

            8.1 By the Buyer. The Buyer hereby agrees to indemnify and hold harmless the Seller and Stockholder from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Seller and Stockholder (the aggregate sum of all such claims, damages, losses, liabilities, costs and expenses reasonably incurred by Seller and Stockholder together, are referred to herein as the "Buyer Indemnifiable Amounts") in connection with each and all of the following:

                  (a) Any breach by the Buyer of any representation or warranty in this Agreement;

                  (b) Any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement;

                  (c) Any misrepresentation contained in this Agreement furnished by the Buyer; and

                  (d) Any Assumed Liabilities.

            8.2 By the Seller and Stockholder. The Seller and Stockholder, jointly and severally, agree to indemnify and hold harmless the Buyer from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer (the "Seller Indemnifiable Amounts"), in connection with each and all of the following:

                  (a) Any breach by the Seller or Stockholder of any representation or warranty in this Agreement;

                  (b) Any breach of any covenant, agreement or obligation of the Seller or Stockholder contained in this Agreement (including without limitation, the failure by the Seller to obtain and deliver any tax lien waivers required by
Section 6.8 hereof);

                  (c) Any misrepresentation contained in this Agreement furnished by the Seller or Stockholder;

                  (d) Any claims against, or liabilities or obligations of the Seller or against the Assets not specifically assumed by the Buyer pursuant this Agreement;

                  (e) Any violation by the Seller or Stockholder of, or any failure by the Seller or Stockholder to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Assets, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (i) in order to bring the Assets into compliance with environmental laws as a consequence of noncompliance with such laws on the Closing Date or (ii) in connection with the transfer of the Assets;

                  (f) Any warranty claim or product liability claim relating to Assets owned or used by the Seller prior to the Closing Date;

                  (g) Any tax liabilities or obligations of the Seller or Stockholder;

                  (h) All liabilities or obligations of the Seller to pay severance benefits to any employee of the Seller whose employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement and to whom the Buyer (or its designee) has offered employment, and all liabilities resulting from the termination of employment of employees of the Seller prior to the Closing that arose under any federal or state law or under any employee benefit plan established or maintained by the Seller;

                  (i) The failure of the Buyer to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Seller or the transactions contemplated by this Agreement; and

                  (j) Any trademark infringement or other claims relating to, arising from or made in connection with the ownership or use by Seller or Stockholder of the names "Sledgehammer" and "VitalGen" or any derivations thereof, including without limitation any names or word incorporating the names "Sledgehammer" or "VitalGen".

            8.3 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder the Party seeking indemnification (the "Indemnified Party"), shall promptly notify the Party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the

Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 8.4 of this Agreement.

            8.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a Party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

            8.5 Payment of Indemnification Obligation. All indemnification by a Party hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

            8.6 Survival of Representations; Claims for Indemnification. All representations and warranties made by the Parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the Parties hereto. All such representations and warranties shall expire on the second anniversary of the Closing Date, except (i) for claims, if any, asserted in writing prior to such second anniversary, which shall survive until finally resolved and satisfied in full, (ii) for the representations and warranties of the Seller set forth in
Section 2.4 (Ownership of Assets), which shall continue indefinitely, (iii) for the representations and warranties of the Seller set forth in Section 2.9 (Tax Matters), which shall continue until 90 days following the expiration of the applicable statue of limitations date and (iv) that obligations of the Seller and

Stockholder, and Buyer for Seller Indemnifiable Amounts and Buyer Indemnifiable Amounts, respectively, arising out of or in connection with fraud or knowing misrepresentations or omissions of the Seller or Stockholder, or the Buyer, respectively, will have no time limit (other than limits imposed by applicable statutes of limitations, if any). All claims and actions for indemnity pursuant to this Section 8 for breach of any representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to the expiration of the applicable period.

            8.7 Limitation of Liability. Notwithstanding the foregoing provisions of this Section 8, the obligations of the Indemnifying Parties pursuant to this Section 8 shall be subject to the following limitations:

                  (a) Buyer shall be entitled to indemnification hereunder only to the extent that the aggregate Seller Indemnifiable Amounts exceed $5,000 (the "Seller Basket Amount") (at which point the Buyer shall be entitled to indemnification for the full amount of the Seller Indemnifiable Amounts, including the first $5,000 of such Seller Indemnifiable Amounts). Any qualification in the representations and warranties of the Seller and Stockholder as to "material", "materially" and "materiality" shall be disregarded in determining Seller Indemnifiable Amounts after the Seller Basket Amount has been exceeded.

                  (b) Buyer shall not be entitled to indemnification hereunder to the extent that the aggregate Seller Indemnifiable Amounts exceed $136,350 (the "Seller Cap Amount"), provided, however, that the Seller Cap Amount shall not apply to, and there shall be no limit on, Seller Indemnifiable Amounts arising from or in connection with the commission by Seller or Stockholder of fraud in connection with this Agreement or a knowing misrepresentation or omission relating to any representation, warranty, covenant or agreement made by the Seller or Stockholder in this Agreement.

                  (c) Seller and Stockholder shall be entitled to indemnification hereunder only to the extent that the aggregate Buyer Indemnifiable Amounts exceed $5,000 (the "Buyer Basket Amount") (at which point the Seller and Stockholder shall be entitled to indemnification for the full amount of the Buyer Indemnifiable Amounts, including the first $5,000 of such Buyer Indemnifiable Amounts). Any qualification in the representations and warranties of the Buyer as to "material", "materially" and "materiality" shall be disregarded in determining Buyer Indemnifiable Amounts after the Buyer Basket Amount has been exceeded.

                  (d) Seller and Stockholder shall not be entitled to indemnification hereunder to the extent that the aggregate Buyer Indemnifiable Amounts exceed $136,350, (the "Buyer Cap Amount"), provided, however, that the Buyer Cap Amount shall not apply to, and there shall be no limit on, Buyer Indemnifiable Amounts arising from or in connection with the commission by Buyer of fraud in connection with this Agreement or a knowing misrepresentation or omission relating to any representation, warranty, covenant or agreement made by the Buyer in this Agreement.

      9. Post-Closing Agreements

Each of the Seller and Stockholder agrees that from and after the Closing Date:

            9.1 Proprietary Information.

                  (a) The Seller and Stockholder shall, and Seller shall use its best efforts to have all of its officers, directors and personnel, hold in confidence, all knowledge and information of a secret or confidential nature with respect to the Assets and business of the Buyer and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller or Stockholder or breach of the Employment Agreement by Stockholder.

                  (b) Each of the Seller and Stockholder agrees that the remedy at law for any breach of this Section 9.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 9.1.

            9.2 No Solicitation or Hiring of Former Employees. Except as provided by law, for a period of two years after the Closing Date, neither the Seller nor the Stockholder shall solicit any person who was an employee of the Seller on the Closing Date to terminate his employment with the Buyer or to become an employee of the Seller, Stockholder or entity affiliated with the Stockholder (other than the Buyer), or hire any person who was such an employee on the date hereof or on the Closing Date.

            9.3 Non-Competition Agreement.


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

                  (a) For a period of two years after the Closing Date, neither the Seller, Stockholder nor any affiliate thereof (other than the Buyer) shall
(i) manufacture, market or sell any product which has the same or substantially the same form, function and primary application as any existing or proposed product manufactured by the Seller on or prior to the Closing Date or (ii) engage in any business competitive with the business of the Seller as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Seller conducted its business during the two years prior to the Closing Date; provided, however, that nothing contained in this Section 9.3(a) shall be construed as prohibiting Stockholder from performing the duties and fulfilling the obligations set forth in the Employment Agreement.

                  (b) The Parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 9.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Each of the Seller and Stockholder agrees that damages are an inadequate remedy for any breach of this provision, and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

            9.4 Sharing of Data.

                  (a) The Seller and Stockholder shall have the right for a period of three years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business of the Seller prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller or


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

Stockholder pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the business of the Seller or Assets transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

                  (b) The Seller, Stockholder and the Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Seller to the Buyer and the operation thereof by the Buyer.

            9.5 Use of Name. Each of the Seller and Stockholder agrees not to use the names, "VHDL," "VHDL Technology Group", "Prism Acoustics" or "Prism Acoustics, Inc." or any derivations thereof after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by the Seller on the date hereof.

            9.6 Cooperation in Litigation. Each Party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such Party relating to or arising out of the conduct of the portion of the Seller's business relating to the Assets prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the Party providing such cooperation for such Party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the Party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

            9.7 Product Claims and Returns. Seller shall be responsible for customer claims relating to services rendered by Seller prior to the Closing Date, and customer claims relating to, or returns of, the Seller's software product formerly known as Sledgehammer 6 and all other products of Seller which
(a) were sold and shipped by the Seller prior to the Closing Date or (b) were in the finished goods inventory of the Seller as of the Closing Date. If a customer makes a claim or seeks a return and, in the reasonable judgment of the Buyer, the claim or return is proper, Buyer shall replace or repair, as the case may be, the services rendered or product purchased at the Buyer's then generally prevailing prices and labor rates.

      10. Brokers


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

            10.1 For the Seller and Stockholder. Each of the Seller and Stockholder represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Seller and Stockholder, jointly and severally, agree to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Seller or Stockholder.

            10.2 For the Buyer. The Buyer represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller and Stockholder against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

      11. Knowledge of the Seller.

            For purposes of this Agreement, the term "knowledge" (including without limitation any derivations thereof such as "know" or "knowing") as it relates to the Seller shall be deemed to mean the knowledge of the Stockholder.

      12. Notices

            Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

      To the Seller:          Prism Acoustics, Inc.
                              (d/b/a The VHDL Technology Group)
                              100 Brodhead Street, Suite 140
                              Bethlehem, PA 18017
                              Attention: William D. Billowitch, President

      With a copy to:         Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                              1735 Market Street
                              Philadelphia, PA 19103-7598
                              Attention: Steven B. King, Esq.


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

      To the Stockholder:     William D. Billowitch
                              4310 Kathi Drive
                              Bethlehem, PA 18017

      With a copy to:         Mesirov Gelman Jaffe Cramer & Jamieson, LLP
                              1735 Market Street
                              Philadelphia, PA 19103-7598
                              Attention: Steven B. King, Esq.

      To the Buyer:           Intrinsix Corp.
                              33 Lyman Street
                              Westboro, MA 01581
                              Attention: James A. Gobes, President

      With copies to:         Hale and Dorr LLP
                              60 State Street
                              Boston, MA 02109
                              Attention: Peter B. Tarr, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; or (b) three business days after being sent, if sent by registered or certified mail.

      13. Successors and Assigns

            This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, except that no Party hereto may assign or delegate its respective obligations hereunder without the prior written consent of the other Parties; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or affiliate. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement.

      14. Entire Agreement; Amendments; Attachments

            (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the Parties pursuant hereto represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such Parties. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. The Buyer and the Seller, by the consent of their respective Boards of Directors, or officers authorized by such Boards, and the Stockholder may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer, the Seller and Stockholder.

      15. Expenses

            The Buyer shall pay the reasonable legal and closing costs of the Seller in connection with the negotiation of this Agreement and the agreements and transactions contemplated hereby, up to an aggregate maximum of $11,500.

      16. Legal Fees

            In the event that legal proceedings are commenced by the Buyer against the Seller or Stockholder, or by the Seller or Stockholder against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the Party or Parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing Party in such proceedings.

      17. Transfer and Sales Tax

            Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Seller and Buyer each shall be responsible for and shall pay 50% of (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Seller shall fail to pay such amounts on a timely basis, the Buyer may pay such amounts to the appropriate governmental authority or authorities, and the Seller and Stockholder shall promptly reimburse the Buyer for any amounts so paid by the Buyer. If the Buyer shall fail to pay such amounts on a timely basis, the Seller or Stockholder may pay such amounts to the appropriate governmental authority or authorities, and the Buyer shall promptly reimburse the Seller or Stockholder, as the case may be, for any amounts so paid by the Seller or Stockholder.

      18. Governing Law


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

            This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      19. Section Headings

            The section headings are for the convenience of the Parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

      20. Severability

            The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      21. Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of and on the date first above written.


                                    BUYER:

                                    INTRINSIX CORP.


                                    By: /s/ James A. Gobes
                                        -----------------------------------
                                        James A. Gobes

                                    Title: President

                                    SELLER:

                                    PRISM ACOUSTICS, INC.


                                    By: /s/ William D. Billowitch
                                        -----------------------------------
                                        William D. Billowitch

                                    Title: President

                                    STOCKHOLDER:


                                    /s/ William D. Billowitch
                                    ---------------------------------------
                                    William D. Billowitch


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